Exhibit 10.1
FIFTH AMENDMENT TO CONTRACT FOR SALE
AND PURCHASE OF REAL PROPERTY
THIS FIFTH AMENDMENT TO CONTRACT FOR SALE AND PURCHASE OF REAL PROPERTY (this “Fifth Amendment”) is made and entered into as of the 12th day of February, 2021 (the “Effective Date”), by and among DART INDUSTRIES, INC., a Delaware corporation, DEERFIELD LAND CORPORATION, a Delaware corporation, TUPPERWARE U.S., INC., a Delaware corporation (collectively, “Seller”), and O’CONNOR MANAGEMENT LLC, a Delaware limited liability company (“Purchaser”).
WITNESSETH:
WHEREAS, Seller and Purchaser entered into that certain Contract for Sale and Purchase of Real Property dated as of May 11, 2020, relating to the purchase and sale of certain real property located in Osceola County, Florida and legally described on Exhibit “A” purportedly attached thereto and certain real property located in Orange County, Florida and legally described on Exhibit “B” purportedly attached thereto (the “Original Agreement”), as modified and amended by that certain First Amendment to Contract for Sale and Purchase of Real Property dated as of June 10, 2020 (the “First Amendment”), that certain Second Amendment to Contract for Sale and Purchase of Real Property dated as of July 15, 2020 (the “Second Amendment”), that certain Third Amendment to Contract for Sale and Purchase of Real Property dated as of July 22, 2020 (the “Third Amendment); and that certain Fourth Amendment to Contract for Sale and Purchase of Real Property dated as of October 30, 2020 (the “Fourth Amendment) and the Original Agreement, as amended by the First Amendment, the Second Amendment, the Third Amendment, and the Fourth Amendment shall be referred to herein as the “Agreement”); and
WHEREAS, pursuant to Section 4 of the Fourth Amendment, Purchaser was obligated to pay the Second Additional Deposit (as defined in the Fourth Amendment) in the amount of One Million Five Hundred Thousand and no/100 Dollars ($1,500,000.00) on or before the Phase III Inspection Period (defined in the Third Amendment as November 15, 2020);
WHEREAS, the Second Additional Deposit (as defined in the Fourth Amendment) was not paid by Purchaser by such date, so therefore, pursuant to Section 12 of the Fourth Amendment, the Agreement automatically terminated on such date;
WHEREAS, on January 12, 2020, L. Ben Alexander, Jr., Esq., as legal counsel to Purchaser, sent the Seller’s counsel an e-mail confirming such termination of the Agreement and acknowledging that there are no cure periods in the Agreement to reverse such termination; and
WHEREAS, Purchaser and Seller wish to reinstate, ratify, modify and amend the terms of the Agreement in the manner set forth herein.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements of the parties, and other good and valuable considerations, the receipt and sufficiency of which is hereby acknowledged and agreed by each of the parties, Seller and Purchaser do hereby covenant and agree as follows:
1.Recitals
. Seller and Purchaser do hereby mutually represent and warrant that the foregoing recitals are true and correct, and said recitals are hereby ratified, confirmed, and incorporated into the body of this Fifth Amendment.
2.Defined Terms
. Any capitalized terms utilized in this Fifth Amendment and which are not separately defined herein shall have the meaning ascribed thereto in the Agreement.
3.Ratification.
Purchaser and Seller agree that the Agreement and, except for the terms and conditions which are modified and amended by this Fifth Amendment, the terms and conditions thereof, are hereby ratified and reinstated by the parties hereto.
4.Deposits.
On the Effective Date, Purchaser is required to deliver to Escrow Agent the sum of Five Hundred Thousand Dollars ($500,000.00), the “Second Additional Deposit”). The last sentence of Section 4 of the Fourth Amendment is hereby deleted in its entirety and replaced with the following language: “(i) On the Effective Date, Purchaser shall pay to Escrow Agent the Second Additional Deposit (as defined in this Fifth Amendment) in the amount of Five Hundred Thousand Dollars ($500,000.00), which shall be refundable to Purchaser until Purchaser has made or has caused to be made payment of the Third Additional Deposit (defined below) to Escrow Agent; and (ii) upon Purchaser assembling funding, lending, and/or investment commitments from a third party equity partner and/or for from a lender for debt or a combination of debt and equity sufficient, together with Purchaser’s contribution, to acquire the Phase III Property for the Phase III Purchase Price on terms acceptable to Purchaser in its sole discretion, Purchaser shall pay or cause to be paid to Escrow Agent an additional deposit in the amount of Two Million Five Hundred Thousand Dollars ($2,500,000.00) (the “Third Additional Deposit”). Upon receipt of the Third Additional Deposit, Escrow Agent shall notify Seller and Purchaser of the date it received the same, and such date shall be referred to herein as the “Third Additional Deposit Date”. Upon the payment of the Third Additional Deposit, the entire Deposit of Three Million Dollars ($3,000,000.00) shall be non-refundable except upon the occurrence of any event or circumstance in this Fifth Amendment or in Sections 8, 10, 11, 29(p) or 29(q) of the Original Agreement that requires the payment of the Deposit to Purchaser (each such event, a “Fifth Amendment Deposit Refundability Event”). As used in the Agreement, as amended hereby, the term “Deposit” shall mean the Second Additional Deposit (as defined in this Fifth Amendment) and, if and when paid, the Third Additional Deposit.

5.Phase III Closing Date
. Section 6 of the Fourth Amendment is hereby deleted in its entirety. Section 7(a) of the Original Agreement (as amended) is amended to provide that the Phase III Closing Date shall be a date mutually agreeable to Purchaser and Seller that is on or before the date that is sixty (60) days after the Third Additional Deposit Date. The Phase III Closing Documents shall be in the same form as those entered into at the Phase I and Phase II Closings.
6.Phase III Inspection Period.
Notwithstanding anything in the Contract to the contrary, Purchaser hereby agrees that the Phase III Inspection Period has expired. Purchaser hereby further agrees that it has inspected the Property and reviewed the condition of and all of the entitlements and restrictions applicable to the Phase III Property, and that its inspection of the Phase III Property, is complete and satisfactory for its purpose; however, Seller acknowledges that Purchaser’s potential equity partners and lenders (other than Imperium Capital, including without limitation Imperium Blue Capital Partners, LLC, Imperium Blue Tupp, LLC, or any other of its affiliates or members, and Bay Point Advisors, including, without limitation, Bay Point Capital, Bay Point Capital Partners II, LP, or any of its affiliates, partners or members) have not inspected the same.
7.Survey; Title.
Purchaser and Seller hereby agree that Section 14 of the Agreement is hereby modified and amended to extend the deadline for the Seller to deliver the Survey to Purchaser for Phase III until February 15, 2021. Purchaser hereby acknowledges that the Title Agent previously provided it with a Commitment for the Phase III Property and will provide Purchaser with an updated version of the Commitment for the Phase III Property by February 5, 2021. The Title Objection Notice shall be limited to title exceptions that affect only the Phase III Property, with the exceptions in the owner’s policy of title insurance issued at the Phase I Closing and the Phase II Closing being hereby deemed Permitted Exceptions with respect to the Phase III Property. The Title Objection Notice with respect to the Commitment for the Phase III Property and the Survey for the Phase III Property shall be due no later than the date that is thirty (30) days after the later of (i) receipt of the Commitment and the Survey for the Phase III Property, or (ii) the Third Additional Deposit Date.
8.Second Additional Deposit and Third Additional Deposit Refundability.
Section 14 of the Fourth Amendment is deleted and replaced with the following language: “Seller and Purchaser shall use good faith efforts to agree prior to the date that is thirty (30) days after the Third Additional Deposit Date on the forms of the License and the Assignment of Healthy Way Documents (as such terms are defined in the Fourth Amendment)) ,and upon the form of an access, utilities and drainage easement agreement over Lot 3 (including, without limitation, benefitting the maintenance buildings, and the HQ Parcel which are part of the Tupperware Global Headquarters Complex and Replat 33). In the event that the parties, after using good faith efforts, are unable to agree on the forms of the above documents by the date that is thirty (30) days after the Third Additional Deposit Date, then

Purchaser shall have the right to terminate the Agreement upon notice to Seller and receive a refund of the Deposit.” The Second Additional Deposit (as defined in this Fifth Amendment) and the Third Additional Deposit shall be applied to the amounts due from Purchaser at the Phase III Closing in accordance with the terms and conditions of the Agreement. Section 4(g) of the Third Amendment is hereby modified and amended to delete clause (ii) from such section.
9.Purchaser’s and Seller’s Right to Terminate the Agreement.
From and after the Effective Date and until payment of the Third Additional Deposit has been made to Escrow Agent, the Purchaser may terminate this Agreement upon written notice to Seller, and no cure periods, including without limitation, the ten (10) day cure period provided in Section 11 of the Original Agreement, are applicable and any such cure period is hereby waived by both Purchaser and Seller. Additionally, in the event Purchaser has not deposited the Third Additional Deposit by the date which is forty-five (45) days after the Effective Date, then Seller shall have the right to terminate this Agreement upon written notice to Purchaser, and no cure periods shall be applicable. In the event of either such termination, Escrow Agent shall refund the Deposit to Purchaser, and Purchaser and Seller shall have no further rights or obligations under the Agreement except those which expressly survive a termination of the Agreement.
10.Modification
. Except as modified by this Fifth Amendment, the terms and conditions of the Agreement shall remain unchanged and in full force and effect. In the event of a conflict between the terms of this Fifth Amendment and the terms of the Agreement, the terms of this Fifth Amendment shall govern. Seller and Purchaser hereby agree that the Agreement, as amended by this Fifth Amendment, shall constitute a valid and binding contract between Seller and Purchaser.
11.Counterparts; Facsimile.
This Fifth Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document. An electronic mail copy of this Fifth Amendment and any signatures hereon shall be considered for all purposes as originals.
12.Purchaser Debt and Equity
. Purchaser hereby agrees that it will expeditiously pursue and shall use commercially reasonable efforts to obtain funding, lending, and/or investment commitments from equity investors and/or lender(s) to raise enough capital and/or loan proceeds to pay the Phase III Purchase Price of Forty-two Million Five Thousand Five Hundred Seventy-two and 68/100 ($42,005,572.68), including, without limitation, paying the Third Additional Deposit to Escrow Agent when required herein.
13.Back-up Contracts.

Purchaser and Seller hereby agree that prior to the Third Additional Deposit Date, Seller shall have the right to continue to solicit and accept back-up purchase offers from other third party contract purchasers. If prior to the Third Additional Deposit Date Seller enters into a letter of intent to purchase the Phase III Property or otherwise accepts a back-up offer to purchase from a third-party purchaser unaffiliated with Seller for a price which is greater than the Phase III Purchase Price, then Seller shall provide Purchaser with written notice of the accepted offer including a copy of the accepted offer (the “Notice of Third Party Offer”), subject to Purchaser’s rights as set forth below in this Section 13. Purchaser shall then have a period of ten (10) business days from its receipt of Seller’s Notice of Third Party Offer in which to notify Seller that Purchaser desires to match the increased purchase price set forth in the Notice of Third Party Offer (the “Purchaser’s Notice of Acceptance of Third Party Offer”). If Purchaser does not timely deliver Purchaser’s Notice of Acceptance of Third Party Offer to Seller, Purchaser shall be deemed to have rejected the offer to purchase at the higher price. In the event that the offer is rejected (or deemed rejected) by Purchaser, the Agreement shall terminate and Purchaser shall be entitled to the return of the Deposit, and the parties shall have no further rights or obligations except those which expressly survive termination of the Agreement. If Purchaser timely delivers the Purchaser’s Notice of Acceptance of Third Party Offer to Seller: (i) within ten (10) business days thereafter, Purchaser shall pay or cause to be paid to Escrow Agent the Third Additional Deposit, if not yet paid by Purchaser as required under Section 4 of this Fifth Amendment, which shall, together with the remainder of the Deposit, be non-refundable except upon the occurrence of a Fifth Amendment Deposit Refundability Event; (ii) Purchaser and Seller hereby agree to then enter into an amendment of the Agreement (as modified and amended by this Fifth Amendment) to increase the Purchase Price to the purchase price set forth in Seller’s Notice of Third Party Offer; and (iii) Seller shall cease all marketing efforts, will not entertain any other third-party offers and will terminate any binding agreement giving rise to the Notice of Third Party Offer. In the event Purchaser does not deliver to Seller Purchaser’s Notice of Acceptance of Third Party Offer in the time period required, Seller shall have the right to enter into a purchase and sale agreement with the buyer named in Seller’s Notice of Third Party Offer, upon which the Deposit shall be returned to Purchaser (or to the party which paid such Deposit on behalf of Purchaser) and the Seller and Purchaser shall have no further rights or obligations except those that expressly survive a termination of the Agreement.
14.Arsenic Remediation.
Seller agrees that it shall promptly commence the process of performing the Arsenic Remediation (as defined in the Third Amendment) after the Third Additional Deposit Date from the Additional Land and shall diligently pursue completion of the removal of the soil containing arsenic in compliance with all applicable Environmental Laws and the Agreement no later than sixty (60) days after the Phase III Closing Date. Section 12 of the Third Amendment is hereby amended to modify the penultimate sentence that was added to Section 19( e) (i) in such Section 12 of the Third Amendment to replace the word “Property” with the words “Additional Land”. As such, Seller’s obligation to complete the Arsenic Remediation only requires Seller to complete the Arsenic Remediation on the Additional Land.
[SIGNATURES APPEAR ON NEXT PAGE]

IN WITNESS WHEREOF, the parties have executed this Fifth Amendment as of the date and year first set forth above.
SELLER:
DART INDUSTRIES, INC., a Delaware
corporation

By: /s/ Karen M. Sheehan
Print Name: Karen M. Sheehan
Title: Vice President & Secretary

TUPPERWARE U.S., INC., a Delaware
corporation

By: /s/ Karen M. Sheehan
Print Name: Karen M. Sheehan
Title: Vice President & Secretary

DEERFIELD LAND CORPORATION, a Delaware corporation

By: /s/ Thomas M. Roehlk
Print Name: Thomas M. Roehlk
Title: Vice President & Secretary

PURCHASER:
O’CONNOR MANAGEMENT LLC, a Delaware limited liability company
By: /s/ John O’Connor
Print Name: John O’Connor
Title: Vice President

JOINDER OF ESCROW AGENT
For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Escrow Agent hereby agrees to perform the duties required of it described in the Fifth Amendment to Contract for Sale and Purchase of Real Property to which this Joinder is attached
ESCROW AGENT:
GREENBERG TRAURIG, P.A., a Florida
corporation
By: /s/ Alan C. Sheppard, Jr.
Print Name: Alan C. Sheppard, Jr.
Title: Shareholder

JOINDER
The undersigned (the “Guarantor”) executed a Joinder to the Original Agreement and to the Third Amendment (collectively, the “Agreement Joinder”) for the purpose of guaranteeing Seller’s indemnification obligations pursuant to the provisions of Section 28(c) of the Original Agreement (collectively, and as amended, the “Indemnity Obligations”). All initially capitalized terms not otherwise defined in this Joinder shall have the meanings ascribed to them in the Fifth Amendment to Contract for Sale and Purchase of Real Property to which this Joinder is attached (the “Fifth Amendment”).
For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby joins in the execution of this Fifth Amendment to evidence that it: (i) agrees and consents to the Fifth Amendment and the reinstatement of the Agreement pursuant thereto; and (ii) agrees and confirms that its guarantee of the Indemnity Obligations shall remain in effect pursuant to the terms and provisions of the Agreement, as amended by the Fifth Amendment.
GUARANTOR:
TUPPERWARE BRANDS CORPORATION, a
Delaware corporation
By: /s/ Karen M. Sheehan
Print Name: Karen M. Sheehan
Title: Executive Vice President, Chief Legal Officer & Secretary